Exhibit 10.31

TERMINATION AGREEMENT

dated as of August 6, 2004

by and between

ENCORE CREDIT CORP.

and

RESIDENTIAL FUNDING CORPORATION

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Agreement”), dated as of August 6, 2004, is made and entered into by and between Encore Credit Corp., a California corporation (“Encore”), and Residential Funding Corporation, a Delaware corporation (“GMAC-RFC”).

RECITALS

A. In March and April, 2004 Encore and GMAC-RFC entered into the following agreements: (i) a First Amended and Restated Warehousing Credit, Term Loan and Security Agreement dated as of March 29, 2004 (as amended to date, the “Warehousing Agreement”), (ii) a Revolving Subordinated Debt Agreement dated as of March 29, 2004 (the “Subordinated Debt Agreement”), (iii) a Loan Sale Commitment dated as of March 29, 2004 (the “Loan Sale Commitment”), (iv) a Shared Execution Mortgage Loan Purchase Agreement dated as of March 29, 2004 (the “Shared Execution Agreement”) (v) a Securities Purchase Agreement dated as of March 24, 2004 (the “Securities Purchase Agreement”) and (vi) a letter dated March 29, 2004 regarding the potential for Encore to declare a “short-term event” and the consequences thereof (the “Short-Term Event Letter”).

B. In connection with the execution of the Warehousing Agreement, Steven Holder executed and delivered to GMAC-RFC a Guaranty of Steven Holder dated March 29, 2004 (the “Holder Guaranty”).

C. On April 6, 2004 (the “Investment Closing Date”), (i) pursuant to the Subordinated Debt Agreement, Encore borrowed $2,000,000 from GMAC-RFC, (ii) pursuant to the Securities Purchase Agreement, (A) GMAC-RFC purchased 3,000,000 shares of Encore’s Series C Redeemable Preferred Stock (the “Series C Preferred Stock”) and (B) Encore issued to GMAC-RFC (1) a Warrant dated April 6, 2004 covering the purchase of up to 3,816,317 shares of Encore’s common stock (the “10% Warrant”) and (2) a Warrant dated April 6, 2004 covering the purchase of up to 2,244,892 shares of Encore’s common stock (the “5% Warrant”), (iii) Encore and GMAC-RFC entered into a Registration Rights Agreement dated April 6, 2004 (the “Registration Rights Agreement”) and (iv) GMAC-RFC entered into a Co-Sale Agreement with Steven Holder and Shahid Ashgar dated April 6, 2004 (the “Co-Sale Agreement” and, together with the Warehousing Agreement, the Subordinated Debt Agreement, the Loan Sale Commitment, the Shared Execution Agreement, the Securities Purchase Agreement, the Short-Term Event Letter, the Holder Guaranty and the Registration Rights Agreement, the “Existing Agreements”).

D. Since the Investment Closing Date, (i) Encore has declared a Short-Term Event (as defined in the Short-Term Event Letter) by means of a letter dated June 24, 2004 (the “Short-Term Event Declaration”), (ii) Encore has repaid all amounts outstanding under the Subordinated Debt Agreement and (iii) the parties have held discussions regarding a potential restructuring or termination of their contractual relationships and GMAC-RFC’s equity interests in Encore.

E. Encore and GMAC-RFC wish to enter into this Agreement to specify the terms and conditions upon which they have agreed to terminate their contractual relationships and GMAC-RFC’s equity interests in Encore (the “Encore Termination”).

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which the parties acknowledge, the parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINED TERMS AND CONSTRUCTION

Section 1.1 Defined Terms. Unless otherwise defined in this Agreement, all capitalized terms have the meanings given to those terms in the Warehousing Agreement.

Section 1.2 Other Definitional Provisions.

(a) Defined terms may be used in the singular or the plural, as the context requires.

(b) References to Sections, Exhibits, Schedules and like references are to Sections, Exhibits, Schedules and the like of this Agreement unless otherwise expressly provided.

(c) The words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation.”

(d) Unless the context in which it is used otherwise clearly requires, the word “or” has the inclusive meaning represented by the phrase “and/or.”

Section 1.3 No Strict Construction. The language used in this Agreement shall be deemed to be language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

Section 1.4 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

ARTICLE II

TERMINATION TERMS AND CONDITIONS

Section 2.1 Termination Terms – Debt Facilities. Notwithstanding any provision of any of the Transaction Documents to the contrary, upon satisfaction of the conditions set forth in Section 2.4 below, the following terms will apply to the referenced agreements:

(a) Warehousing Agreement. (i) The Term Loan Commitment and the Premium Advance Commitment will be terminated, (ii) GMAC-RFC will have no obligation to make any Term Loan Advances or Premium Advances under the Warehousing Agreement, (iii) the Term Loan Maturity Date and Premium Commitment Maturity Date will be deemed to have occurred, (iv) the Warehousing Commitment will remain in effect until September 3, 2004, (v) GMAC-RFC will continue to fund Warehousing Advances in accordance with the terms of the Warehousing Agreement until September 3, 2004, (vi) the Warehousing Maturity Date will be November 5, 2004, (vii) GMAC-RFC waives any approval right it may have pursuant to Sections 8.3(b) or 8.4 of the Warehousing Agreement in respect of actions that Encore may take in connection with a REIT conversion, and (viii) except as expressly modified in this Agreement, the Warehousing Agreement will remain in full force and effect in accordance with its terms.

(b) Subordinated Debt Agreement. (i) The “Commitment” under and as defined in the Subordinated Debt Agreement will be terminated, (ii) the Subordinated Agreement will be terminated, (iii) GMAC-RFC will have no obligation to make any “Advances” under and as defined in the Subordinated Debt Agreement and (iv) the “Maturity Date” under and as defined in the Subordinated Debt Agreement will be deemed to have occurred.

(c) Holder Guaranty. GMAC-RFC will release the Guarantor from the obligations under the Holder Guaranty upon payment in full of all outstanding Warehousing Advances, and upon request of the Guarantor or Encore following payment in full of all outstanding Warehousing Advances, GMAC-RFC will execute documents evidencing such release.

Section 2.2 Termination Terms – Loan Sale Documents.

Notwithstanding any provision of any of the Transaction Documents to the contrary, upon satisfaction of the conditions set forth in Section 2.4 below, the following terms will apply to the referenced agreements:

(a) Loan Sale Commitment. The Loan Sale Commitment will be terminated, Encore will have no obligations to GMAC-RFC under the Loan Sale Commitment, including obligations to deliver any Mortgage Loans or pay any amounts to GMAC-RFC, and GMAC-RFC will have no obligations to Encore under the Loan Sale Commitment, including obligations to purchase any Mortgage Loans from Encore. Notwithstanding anything in this Section 2.2, Encore’s obligations under the Client Contract (as defined in the Shared Execution Agreement) and the Client Guide (as defined in the Shared

Execution Agreement) will continue with respect to all Mortgage Loans sold to GMAC-RFC in April 2004 under the Shared Execution Agreement.

(b) Shared Execution Agreement. The Shared Execution Agreement will be terminated, Encore will have no obligations to GMAC-RFC under the Shared Execution Agreement, including obligations to deliver any Mortgage Loans or pay any amounts to GMAC-RFC, and GMAC-RFC will have no obligations to Encore under the Shared Execution Agreement, including obligations to purchase any Mortgage Loans from Encore or make Excess Coupon Cash Flow Distributions (as defined in the Shared Execution Agreement) or pay any other amounts to Encore, except for the payment by GMAC-RFC to Encore in immediately available funds of $509,150.44 in full satisfaction of all of GMAC-RFC’s obligations to Encore under the Shared Execution Agreement. Notwithstanding anything in this Section 2.2, Encore’s obligations under the Client Contract (as defined in the Shared Execution Agreement) and the Client Guide (as defined in the Shared Execution Agreement) will continue with respect to all Mortgage Loans sold to GMAC-RFC in April 2004 under the Shared Execution Agreement.

Section 2.3 Termination Terms – Equity Investment.

Notwithstanding any provision of any of the Transaction Documents to the contrary, upon satisfaction of the conditions set forth in Section 2.4 below, the following terms will apply to the referenced agreements or instruments:

(a) Series C Preferred Stock, Warrants and Securities Purchase Agreement. GMAC-RFC will immediately return to Encore and relinquish GMAC-RFC’s rights under the Series C Preferred Stock, the 10% Warrant and the 5% Warrant, the Securities Purchase Agreement will be terminated, and no party will have any obligations to any other party under the Securities Purchase Agreement.

(b) Registration Rights Agreement and Co-Sale Agreement. The Registration Rights Agreement and the Co-Sale Agreement will be terminated, and no party will have any obligations to any other party under the Registration Rights Agreement or the Co-Sale Agreement.

(c) Short-Term Event Letter. The Short-Term Event Letter will be terminated, and all obligations of Encore in connection with the Short-Term Event Declaration will be deemed to have been satisfied in full.

Section 2.4 Conditions to Effectiveness of the Encore Termination. This Agreement and the termination of the contractual relationships and equity investments described in this Article II are subject to the satisfaction of each of the following conditions prior to the close of business on August 9, 2004:

(a) Encore must have paid GMAC-RFC $7,500,000 in immediately available funds, in full satisfaction of Encore’s obligations to GMAC-RFC under the Short-Term Event Letter;

(b) Encore must have paid GMAC-RFC $3,000,000 in immediately available funds as payment in full for the redemption of all of the Series C Preferred Stock;

(c) Encore must have paid GMAC-RFC $591,420.93 in immediately available funds as repayment in full of the principal amount of all outstanding Term Loan Advances ($591,008.04) together with all accrued but unpaid interest on those Term Loan Advances ($412.89); and

(d) Encore must have delivered the executed Release to GMAC-RFC in the form attached as Exhibit A (the “Release”).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF ENCORE

Encore represents and warrants to GMAC-RFC that:

Section 3.1 Legal Power and Authority. Encore is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, with corporate power to execute, deliver and perform under this Agreement and the Release.

Section 3.2 Execution and Delivery; Valid and Binding Agreement. Encore’s execution, delivery and performance of this Agreement and the Release have been duly authorized by all requisite corporate action by Encore. This Agreement and the Release have been duly executed and delivered by Encore and constitute the valid and binding obligations of Encore enforceable against Encore in accordance with their terms, subject to bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and subject to the exercise of judicial discretion in accordance with principles of equity.

Section 3.3 No Breach. Encore’s execution, delivery and performance of this Agreement and the Release will not conflict with or violate any provision of any applicable law, any rule or regulation of any governmental authority or regulatory body, any judgment, order or decree that is binding upon Encore, Encore’s Certificate of Incorporation, as amended to date, or Bylaws, as amended to date, or conflict with or result in a breach of or constitute a default or require any consent under, or result in the creation of any lien upon any property or assets of Encore, or result in or require the acceleration of any indebtedness of Encore under any lien, indenture, mortgage, lease, agreement, instrument, commitment or arrangement to which Encore is a party or by which Encore or its property may be bound or affected.

Section 3.4 Governmental Authorities; Consents. No consent, approval, authorization or order of, and no notice to or filing with, any governmental agency or body or any court is required to be obtained or made by Encore for the execution, delivery and performance by Encore of this Agreement or the Release.

Section 3.5 Brokerage. No third party shall be entitled to receive any brokerage commissions, finder’s fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Encore.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF GMAC-RFC

GMAC-RFC represents and warrants to Encore that:

Section 4.1 Incorporation and Corporate Power. GMAC-RFC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with corporate power to execute, deliver and perform this Agreement.

Section 4.2 Execution and Delivery; Valid and Binding Agreement. GMAC-RFC’s execution, delivery and performance of this Agreement has been duly authorized by all requisite corporate action by GMAC-RFC. This Agreement has been duly executed and delivered by GMAC-RFC and constitutes the valid and binding obligation of GMAC-RFC enforceable against GMAC-RFC in accordance with its terms, subject to bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and subject to the exercise of judicial discretion in accordance with principles of equity.

Section 4.3 No Breach. GMAC-RFC’s execution, delivery and performance of this Agreement will not conflict with or violate any provision of any applicable law, any rule or regulation of any governmental authority or regulatory body, any judgment, order or decree that is binding upon GMAC-RFC, GMAC-RFC’s Certificate of Incorporation, as amended to date, or Bylaws, as amended to date, or conflict with or result in a breach of or constitute a default or require any consent under, or result in the creation of any lien upon any property or assets of GMAC-RFC, or result in or require the acceleration of any indebtedness of GMAC-RFC under any lien, indenture, mortgage, lease, agreement, instrument, commitment or arrangement to which GMAC-RFC is a party or by which GMAC-RFC or its property may be bound or affected.

Section 4.4 Governmental Authorities; Consents. No consent, approval, authorization or order of, and no notice to or filing with, any governmental agency or body or any court is required to be obtained or made by GMAC-RFC for the execution, delivery and performance by GMAC-RFC of this Agreement.

Section 4.5 Brokerage. No third party shall be entitled to receive any brokerage commissions, finder’s fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of GMAC-RFC.

ARTICLE V

MISCELLANEOUS

Section 5.1 Survival of Representations and Warranties. The representations and warranties of the parties contained in this Agreement and deemed made as provided in this Agreement will survive:

(a) the execution and delivery of this Agreement;

(b) any investigation at any time made by or on behalf of the party receiving (or deemed to be receiving) those representations and warranties; and

(c) the consummation of the Encore Termination.

Section 5.2 Confidentiality and Public Announcements. The parties agree that the terms and conditions of this Agreement and all related agreements and the discussions between the parties related to this Agreement and the transactions contemplated by it are, and will be treated as, confidential by the parties; except that either party may (i) at any time make any announcements or disclosures required by applicable law so long as that party, on learning of the requirement, notifies the other party of the requirement and discusses with the other party in good faith the proposed wording of the required announcement or (ii) disclose information to its attorneys, accountants, investment bankers and other advisors who are bound by an obligation of confidentiality with respect to the information disclosed. Encore further agrees that it will not make any public comment or release concerning this Agreement, the discussions between the parties related to this Agreement or the transactions contemplated by it without the prior written consent of GMAC-RFC.

Section 5.3 Amendment and Waiver. This Agreement may not be amended or waived except in a writing executed by the party against which the amendment or waiver is sought to be enforced. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

Section 5.4 Notices. All notices and other communications in connection with this Agreement must be in writing and must be sent by manual delivery, overnight courier requiring signature for delivery or United States mail (postage prepaid, registered or certified), addressed to the following address or such other address as the addressee shall have specified to the others in writing:

If to Encore, to:

Encore Credit Corp.

1833 Alton Parkway

Irvine, CA 92606

Attention: John Kontoulis, EVP/CFO

with copies to:

Encore Credit Corp.

1833 Alton Parkway

Irvine, CA 92606

Attention: Jon Daurio, General Counsel

If to GMAC-RFC, to:

Residential Funding Corporation

7501 Wisconsin Ave.

Bethesda MD, 20814

Attention: Rick Rice

with copies to:

Residential Funding Corporation

8400 Normandale Lake Boulevard

Bloomington, MN 55437

Attention: Office of the General Counsel

Any such notice shall be effective on the date of delivery if manually delivered, the first business day after delivery to an overnight courier if sent by overnight courier, or four days after the date of mailing if mailed; provided, that any notice or communication changing the address of any entity shall be effective and deemed given only upon its receipt.

Section 5.5 Binding on Successors. The terms and provisions of this Agreement are binding on and inure to the benefit of Encore, GMAC-RFC and their respective successors and assigns.

Section 5.6 Assignment. Neither party may assign its rights or delegate its obligations under this Agreement.

Section 5.7 Severability. Whenever possible, each provision of this Agreement is to be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, that provision is to be ineffective only to the extent of the prohibition or invalidity, without affecting the remainder of this Agreement.

Section 5.8 Complete Agreement. This Agreement and the Release contain the complete and final agreement between the parties with respect to their subject matter and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof or thereof in any way. There are no oral agreements among the parties with respect to the subject matter of this Agreement and the Release.

Section 5.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together constitute but one and the same instrument.

Section 5.10 Governing Law. This Agreement shall be governed by the laws of the State of Minnesota, without reference to its principles of conflicts of laws.

Section 5.11 Advice of Counsel. Each of Encore and GMAC-RFC acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choice in connection with the negotiation and execution of this Agreement and the Release and to obtain the advice of that counsel with respect to all matters contained in this Agreement and the Release, including the waivers of jury trial and of punitive, consequential, special or indirect damages contained in this Agreement.

Section 5.12 Consent to Jurisdiction. AT THE OPTION OF GMAC-RFC, THIS AGREEMENT MAY BE ENFORCED IN ANY STATE OR FEDERAL COURT WITHIN THE STATE OF MINNESOTA. ENCORE CONSENTS TO THE JURISDICTION AND VENUE OF THOSE COURTS, AND WAIVES ANY OBJECTION TO THE JURISDICTION OR VENUE OF THOSE COURTS, INCLUDING THE OBJECTION THAT VENUE IN THOSE COURTS IS NOT CONVENIENT. ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE COMMENCED AND INSTITUTED BY SERVICE OF PROCESS UPON ENCORE BY FIRST CLASS REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO ENCORE AT ITS ADDRESS LAST KNOWN TO GMAC-RFC. ENCORE’S CONSENT AND AGREEMENT UNDER THIS SECTION DOES NOT AFFECT GMAC-RFC’S RIGHT TO ACCOMPLISH SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ENCORE IN ANY OTHER JURISDICTION OR COURT. IN THE EVENT ENCORE COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT OR ANY AGREEMENT OR DOCUMENT EXECUTED AND DELIVERED IN CONNECTION WITH OR PURSUANT TO THIS AGREEMENT, GMAC-RFC AT ITS OPTION MAY HAVE THE CASE TRANSFERRED TO A STATE OR FEDERAL COURT WITHIN THE STATE OF MINNESOTA OR, IF A TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, MAY HAVE ENCORE’S ACTION DISMISSED WITHOUT PREJUDICE.

Section 5.13 Waiver of Jury Trial. EACH OF ENCORE AND GMAC-RFC PROMISES AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND FULLY WAIVES ANY RIGHT TO TRIAL BY JURY TO THE EXTENT THAT ANY SUCH RIGHT NOW EXISTS OR ARISES AFTER THE DATE OF THIS AGREEMENT. THIS WAIVER OF THE RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY ENCORE AND GMAC-RFC, AND IS INTENDED TO ENCOMPASS EACH INSTANCE AND EACH ISSUE FOR WHICH THE RIGHT TO TRIAL BY JURY WOULD OTHERWISE APPLY. ENCORE AND GMAC-RFC ARE EACH AUTHORIZED AND DIRECTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES TO THIS AGREEMENT AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF THE RIGHT TO TRIAL BY JURY. FURTHER, EACH OF ENCORE AND GMAC-RFC CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE OTHER PARTY, INCLUDING THE OTHER PARTY’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO ANY OF ITS REPRESENTATIVES OR AGENTS THAT THE OTHER PARTY WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

Section 5.14 Waiver of Punitive, Consequential, Special or Indirect Damages. EACH OF ENCORE AND GMAC-RFC WAIVES ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES FROM THE OTHER PARTY OR SUCH PARTY’S AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY ENCORE OR GMAC-RFC

AGAINST THE OTHER OR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY AGREEMENT OR DOCUMENT EXECUTED AND DELIVERED IN CONNECTION WITH OR PURSUANT TO THIS AGREEMENT. THIS WAIVER OF THE RIGHT TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES IS KNOWINGLY AND VOLUNTARILY GIVEN BY EACH OF ENCORE AND GMAC-RFC, AND IS INTENDED TO ENCOMPASS EACH INSTANCE AND EACH ISSUE FOR WHICH THE RIGHT TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES WOULD OTHERWISE APPLY. EACH OF ENCORE AND GMAC-RFC, AS THE CASE MAY BE, IS AUTHORIZED AND DIRECTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES TO THIS AGREEMENT AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF THE RIGHT TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement as of the day and year first above written.

ENCORE CREDIT CORP.

By:	/s/ Steven G. Holder
Steven G. Holder
Chairman of the Board and Co-Chief Executive Officer

RESIDENTIAL FUNDING CORPORATION

By:	/s/ Danny Hellams
Danny Hellams
Managing Director

Exhibit A

RELEASE

This Release (the “Release”) is being executed and delivered pursuant to Section 2.4(d) of the Termination Agreement dated as of August 6, 2004 (the “Termination Agreement”) by and between Encore Credit Corp., a California corporation (“Encore”), and Residential Funding Corporation, a Delaware corporation (“GMAC-RFC”). Encore acknowledges that execution and delivery of this Release is a condition to GMAC-RFC’s obligation to consummate the transactions contemplated by the Termination Agreement and that GMAC-RFC is relying on this Release in consummating those transactions.

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Encore, for and on behalf of itself and its past and present stockholders, directors, officers, employees, agents, subsidiaries, affiliates, insurers, attorneys and legal representatives, and the successors, assigns, heirs and personal representatives of any of the foregoing, and each and all thereof (each an “Encore Releasor” and, collectively, the “Encore Releasors”), hereby remises, releases, acquits and forever discharges GMAC-RFC and its past and present stockholders, directors, officers, employees, agents, subsidiaries, affiliates, insurers, attorneys and legal representatives, and the successors, assigns, heirs and personal representatives of any of the foregoing, and each and all thereof (each a “GMAC-RFC Release” and, collectively, the “GMAC-RFC Releasees”), of and from any and all manner of action or causes of action, suits, claims, demands, charges, judgments, damages, levies and executions of whatsoever kind, nature and/or description, whether arising out of any alleged violation of any federal or state statutes, negligence, breach of contract, fraud, warranty or any other theory, whether legal or equitable, and the consequences thereof, including any claims, losses, costs or damages, including compensatory and punitive damages, in each case whether known or unknown, liquidated or unliquidated, fixed or contingent, matured or unmatured, direct or indirect, which any or all of the Encore Releasors ever had, now have or ever can, shall or may have or claim to have against any or all of the GMAC-RFC Releasees for, upon or by reason of any agreements or transactions between GMAC-RFC and Encore or any other matter or act arising, entered into or occurring prior to the date of execution and delivery of this Release, except for the performance by GMAC-RFC of its obligations under the Termination Agreement.

This Release may be pleaded as a full and complete defense to any action, suit or other proceeding which may be instituted, prosecuted or attempted by or on behalf of any or all of the Encore Releasors against any or all of the GMAC-RFC Releasees in breach of this Release. Without limiting the rights and remedies otherwise available to any GMAC-RFC Releasee, Encore agrees to indemnify and hold harmless each GMAC-RFC Releasee from and against any and all losses, liabilities, claims, damages (including incidental and consequential damages) and expenses (including costs of investigation and reasonable attorneys’ fees), whether or not involving third party claims, arising directly or indirectly from, or in connection with, any action or cause of action, suit, claim, demand, charge, judgment, damage, levy or execution of whatsoever kind, nature and/or description purported to be released pursuant to this Release.

This Release may only be modified, amended or waived by an instrument in writing executed by the person(s) against whose interest that modification, amendment or waiver operates.

Encore acknowledges that, other than as specifically set forth in the Termination Agreement:

(i) it is not relying on any statement or representation of GMAC-RFC or any agents or representatives of GMAC-RFC in executing and delivering this Release and

(ii) GMAC-RFC has made no covenants, promises or understandings outside of this Release other than as contained in the Termination Agreement and the Existing Agreements (as defined in the Termination Agreement) as modified by the Termination Agreement.

The individual executing this Release on behalf of Encore represents and warrants that the execution of this Release and the acceptance of the terms hereof have been duly authorized by all necessary corporate action on the part of Encore.

Encore hereby acknowledges receipt of a copy of this Release.

Whenever possible, each provision of this Release is to be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Release is held to be prohibited by or invalid under applicable law, that provision is to be ineffective only to the extent of the prohibition or invalidity, without affecting the remainder of this Release.

This Release shall be governed by the laws of the State of Minnesota, without reference to its principles of conflicts of laws.

In connection with the foregoing release, Encore acknowledges that it has been advised by legal counsel of its own choosing regarding the execution and delivery of this Release and further acknowledges that it waives the benefits of Section 1542 of the California Civil Code and any other similar law or statute that may be applicable. Section 1542 states:

“A general release does not extend to claims which the creditor does not know exist or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

[Signature page follows.]

IN WITNESS WHEREOF, Encore Credit Corp. has caused this Release to be executed by an authorized officer and delivered this 6th day of August, 2004.

Encore Credit Corp.

By:	/s/ Steven G. Holder
Steven G. Holder
Chairman of the Board and Co-Chief Executive Officer